Exhibit 99.1

NEWS RELEASE February 25, 2026

Contacts: Sunit Patel, CFO
Kris Hinson, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle Inc.
713-570-3050

Crown Castle Declares Quarterly
Common Stock Dividend
February 25, 2026 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) ("Crown Castle") announced today that its Board of Directors has declared a quarterly cash dividend of $1.0625 per common share. The quarterly dividend is payable on March 31, 2026, to common stockholders of record at the close of business on March 13, 2026. Future dividends are subject to the approval of Crown Castle's Board of Directors.
ABOUT CROWN CASTLE
Crown Castle owns, operates and leases approximately 40,000 cell towers and approximately 90,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.